Exhibit 10.2


                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

      THIS AGREEMENT is entered into in Midland Texas by and between Terry L. Vink, Kenneth M. Vink, Craig Vink, Paul Marshall, Steve Black, Joe Wilson ("Seller") and Wireless Frontier Internet, Inc, (`Purchaser").

                                       I.
                                    Recitals

      1. Seller is owner of all the issued and outstanding capital stock in Office Products Incorporated Computer Division, a Kansas Corporation (the "Corporation").

      2. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller all the issued and outstanding capital stock of the Corporation on the terms and conditions contained in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in order to consummate the purchase and sale of the Corporation's stock aforementioned, it is hereby agreed as follows:

                                       II.
                                    Agreement

A.    Purchase and Sale of Stock

1. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, on the Closing Date (hereinafter defined) the Seller shall sell, transfer and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation' Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax affixed thereto at the expense of the Seller. Thereafter, Seller shall execute and deliver such other documents and instruments, and take such other actions, as Purchaser may reasonably request, in order to more fully vest in Purchaser perfect title to all of the Corporation's Stock and any and all right, title, interest, claim or demand of any kind that Seller may have in the properties, assets or businesses of the Corporation.

B.    Purchase Price

      Consideration: As total consideration for the purchase and sale of the Corporation's Stock pursuant to this Agreement the Purchaser shall pay to the Seller and each of them in proportions as they direct, the following sums in cash or stock at Buyer's option pursuant to the following formulas:

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      (a)   on or before 90 day after execution of this agreement, a sum of
            Eighty-three Thousand Six Hundred Thirty-eight Dollars ($83,638.00) representing 142 wireless customers at $589.00 per customer. This figure will be adjusted up or down as the audit of Buyer confirms the actual number of customers on the date of payment of this sum. If Buyer elects to pay in stock, they shall use for this part of the formula free trading stock, without restrictions, in Buyer. Buyer shall deliver no less than the number of share needed to convey the final sum determined by the number of customers base on the price of stock as it trading on the day of payment, however, the stock shall not be valued at a price greater than $0.75 per share even if it is trading for more on the day of payment.

      (b) on or before 90 day after execution of this agreement a sum of Eighty Hundred Thirty-eight Thousand Five Hundred Forty-four Dollars ($838.544.00) representing the base sale price. This figure will be adjusted up or down on a dollar per dollar basis as the audit of Buyer confirms the actual book value of assets of Corporation as of December 31st 2003, using a baseline of $309,512.00. If Buyer elects to pay in stock, they shall use for this part of the formula rule 144 stock, with restrictions, in Buyer. Buyer shall deliver no less than the number of share needed to convey the final sum determined after adjustment for asset value based on the price of its stock as it trading on the day of closing, however, the stock shall not be valued at a price greater than $0.75 per share even if it is trading for more on the day of payment Thereafter, Buyer insures that Buyer's Rule 144 stock shall maintain its value per share as of the date of payment for a period of one year from the date of delivery of said shares. If such shares shall drop below said value, Seller agrees to issue additional Rule 144 stock to offset the decrease in value on the above delineated date.

      (c) on or before 90 day after execution of this agreement Buyer will make payment of all out standing debt owed by the Corporation as of January 1st, 2004 to Office Products, Inc and its notes to its stockholders as it exist at the time of payment Buyer acknowledges this figure is Three Hundred Seventy-three Two Hundred Fifty-two Dollars (373,252.00) as of December 31st, 2003. This figure will be adjust up or down as determined by the final audit by Buyer. This sum shall be paid in part with cash of Two Hundred Seventy-five Thousand ($275,00.00) by Buyer placing in escrow an undisclosed number of shares for the retirement of the outstanding debt. The balance of said Debt, at Buyer's option may be paid by delivering rule 144 stock, with restrictions, in Buyer. Buyer shall deliver no less than the number of share needed to convey the final sum determined after adjustment based on the price of its stock as it trading on the day of payment, however, the stock shall not be valued at a price greater than $0.75 per share even if it is trading for more on the day of payment

      (d) on all 144, restricted, stock issued as a part of this agreement, Buyer agrees to issue, additional stock in an amount necessary to increase Seller's holding to a value equal to the value of said stock on the date of the original issue of said 144 Stock up to 60 days after the restriction on trading is removed from the 144 Stock.

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AGREEMENT FOR PURCHASE AND SALE OF STOCK                            Page 2 of 8

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C.    Closing and Closing Date

      The Closing Date of this Agreement will be on the date of this agreement, Feb 9th, 2004, but effective as of the 1st day of January 2004, in the Law Offices of Patrick H. Cordero, Jr., which Agreement can be effected in multiple counterparts. At the Closing, Seller and Buyer shall deliver all documents, necessary or desirable to convey to Buyer all right, title and interest in the Corporation in a form suitable to both Buyer and Seller and Purchaser's and Seller's counsel including:

      (a) Seller shall sell, transfer and deliver to the Purchaser certificates representing such stock, and the Purchaser shall purchase from the Seller the Corporation's Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation' Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer. powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax affixed thereto at the expense of the Seller.

      (b) Seller shall execute and deliver such other documents and instruments, and take such other actions, as Purchaser may reasonably request, in order to more fully vest in Purchaser perfect title to all of the Corporation's Stock and any and all right, title, interest, claim or demand of any kind that Seller may have in the properties, assets or businesses of the Corporation.

      (c) As of January 1st, 2004, all operations of Corporation shall be assumed by Buyer and upon execution of this agreement all of Seller who are officers, directors or have any other corporate control of Corporation shall resign. Office Products, Inc. and Buyer shall balance their account for all accounts receivables that it has processed for Corporation and have offset against the operating funds it has advanced to Corporation and Buyer and Office Products shall settle with each other for operations since January 1st, 2004 by March 1st, 2004. Office Products shall have no additional claims for any uncollectible receivables prior to January 1st, 2004 that it has kept whether collectable or not. Office Products shall continue to finance any additional needs of Corporation for operating funds until final settlements of the accounts on or before March 1st, 2004. If Office Products, Inc. continues to process accounts receivables for Corporation after settlement, its shall receive a reasonable fee for the service, but shall have no claim to any of Corporations accounts or collections.

D.          Representations and Warranties by Seller

           Seller represents and warrants to Purchaser as follows:

           1. Title to Seller's Stock. Seller has good, absolute and marketable title to the Seller's Shares. Seller has the complete and unrestricted right, power and authority to sell, transfer and assign Seller's Shares pursuant to this Agreement. The eventual delivery of Seller's Shares to Purchaser will vest Purchaser with

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AGREEMENT FOR PURCHASE AND SALE OF STOCK                            Page 3 of 8

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               good, absolute, and marketable title to all Seller's Shares free and clear of all encumbrances except for those disclosed heretofore.

           2. Organization. The Corporation is duly organized and validly existing Kansas corporation, in good standing, with all requisite corporate power and authority to carry on its business as presently conducted. Seller agree to produce and execute any necessary minutes or other corporate records Buyer determine necessary to complete the corporate records of Corporation

           3. Compliance with Law and Other Instruments. The business and operation of the Corporation have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities.

           4. Title to Associations's Assets. The Corporation has good, absolute and marketable title to Corporation's assets. All assets are transferred without warranty of merchantability or fitness for a particular purpose also known as "AS IS".

           5. Patents and Trademarks. To the best of Seller's knowledge and belief, the Corporation owns, possesses, and has good title to all copyright, trademarks, trademark rights, patents, patent rights and licenses necessary in the conduct of the Corporation's business.

           6. No Brokers or Finders. Seller will not be obligated in any way for any commission fee or other remuneration to any finder, broker or the like in connection with this Agreement or its negotiation, execution or performance.

           7. Risk of Loss. Seller bears all risk of loss to fire, acts of god, or any other event which would destroy all or part of the Corporation's assets, prior to closing of this Agreement. If any such loss should occur, Purchaser at Purchaser's discretion may void this Agreement.

           8. Litigation. There are no legal actions, suits, arbitration or other legal, administrative or other governmental proceeding pending, threatened, contemplated against the Corporation, its properties, assets or business. Neither the Seller nor the Corporation is aware of any facts that might result in any such action, suit, arbitration, or other proceeding. In the event any such actions, suits, arbitrations or other legal, administrative or other governmental proceeding arise as a result of activities undertake prior to January 1st, 2004, Seller will hold harmless and indemnify Buyer from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys' fees and disbursements), judgments, flues, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative as result thereof.

           9. Covenant not to Compete. After the sale of the stock, Seller and Office Products, Inc, under the control of two of the Stockholder's of Corporation, not compete in

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               the sale and service currently provided by Corporation except o the extent necessary to continue its sales of digital copiers, scanners, laser printer or document distribution solutions and to the extent necessary to install network cabling and software to implement the use of these items.

          10. Free Internet Service. Buyer agrees to provide Internet service under the same terms and conditions as it other customers, free of charge, to each member of Seller and to Office Products, Inc. in all locations it may conduct business, as long as they are in the Corporation's service area for life.

E.        Representations of Purchaser

           1. Disclosure. Purchaser has been furnished by Seller with access and all information requested concerning the proposed operations, affairs, and current financial condition of the Corporation. Such information and access has been available to the extent the Purchaser considers necessary and advisable to aid the Purchaser in making an intelligent investment decision. The Purchaser understands that the securities purchased hereby are of a speculative nature and that there is neither a market for these securities at this time, nor is there any guaranty that such a market for these securities will exist in the future. The Purchaser also understands that the Corporation may need to make considerable capital commitments in the future to implement its business plan and that there is no assurances that the Corporation will continue to be a successful venture.

           2. Resale. The shares of Seller's common stock, for which Purchaser will receive under the terms of this contract will be acquired solely for the account of Purchaser, for investment and not with a view to the resale or distribution thereof, are not being purchased for subdivision or fractionalization thereof, and the Purchaser has no contract, undertaking or agreement or arrangement with any person to sell transfer or pledge to any persons and does not intend to enter into such contract or arrangement.

           3. Securities Act. The Purchaser will not take or cause to be taken, any action that would cause him to be deemed and underwriter, as defined in Section 2(11) of the Securities Act of 1933, as amended (the "Act") of the shares.

           The Purchaser acknowledges and is aware of the following:

           (a) That the common stock is a speculative investment which could involve a high degree of loss by the Purchaser of the Purchaser's investment and there is no assurance of any income from such investment.

           (b) No federal or state agency has made any findings or determination as to fairness of the investment, nor any recommendation or endorsement of the stock of Seller.

           (c) The shares have not been registered under the Act, or under the securities laws of any state, and must be held by the Purchaser indefinitely and may not be sold or

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AGREEMENT FOR PURCHASE AND SALE OF STOCK                            Page 5 of 8

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               disposed of unless Seller has been furnished with an opinion of counsel and other evidence satisfactory in form and substance to it that such transfer will not be in violation of the Act; that Seller is under no obligation to register the shares under the Act or to comply with the requirements for any exemption which might otherwise be available. That the certificates for the shares will contain a restrictive legend to the effect that a stock transfer order will be placed against the shares; that there will be no public market for the common stock and accordingly, it may not be possible for the Purchaser readily to liquidate the investment in case of an emergency.

           4. Reliance. The Purchaser recognizes that the offer of common stock to the purchaser was based upon the foregoing representations and warranties, and the Purchaser hereby agrees to indemnify Seller and to hold Seller and Seller's professional advisors harmless against liability, costs or expenses (including attorney's fees) arising by reason of or in connection with any misrepresentation or any breach of such warranty by Purchaser, or arising as a result of the sale or distribution of any shares of such common stock by the Purchaser in violation of the Securities Act of 1933, as amended, or other applicable law.

           5. Covenant not to Compete. Buyer after the purchase of the stock will not compete with Office Products, Inc. in the sale of digital copiers, laser printers, scanners or document distribution solutions or other office products currently handled by Office Products, Inc except with the express consent or pre-approval of Office Products, Inc. This includes the implementation of any "paperless office system" weather or not a copier system or scanner and printer system is utilized. This covenant shall extent for 10 years and with in a radius of 60 miles of Great Bend, Kansas. Further, Buyer convents that it will not assign or sell any of its asset or customer list to anyone who would compete in the same manner as restricted herein.

F.         Conditions to Obligations of Purchaser.

           The obligations of Purchaser under this Agreement shall be subject to the following conditions:

           Purchaser Shall not have discovered any material error, misstatement, or omission in the representations or warranties made by Seller throughout the provisions of this Agreement

G.         Arbitration Clause.

           Any controversy or claim arising out of or relating to this contract, or the breach thereof, or any claim or dispute between the parties to this contract, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any Court having jurisdiction thereof All arbitration proceedings shall be held in Pecos County, Texas and all arbitrators shall be appointed be appointed by the American Arbitrators Association under their rules.

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AGREEMENT FOR PURCHASE AND SALE OF STOCK                            Page 6 of 8

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H.         Mutual Release

           Seller and Purchaser mutually agree to release and hold harmless each other from any claims or liabilities with regard to any transactions which occurred prior to this Agreement except as herein set out in Paragraph D(8).

I.         Nature and Survival of Representations and Warranties

           All representations and warranties of the parties shall survive the Closing.

J.         Counterpart Execution

           This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

K.         Integrated Agreement

           This Agreement constitutes the entire agreement between the parties. This Agreement supersedes all prior agreements and understandings between the parties.

L.         Amendment and Waiver

           This Agreement may be amended or modified at any time, but only by means of an instrument in writing executed by both Seller and Purchaser.

M.         Choice of Law

           The laws of the State of Texas shall apply in all respects to this transaction and the dealing of all parties to this Agreement.

N.         Revocation of Agreement

           Seller shall have the exclusive right to withdraw from this agreement for 90 days after execution hereof or until full payment has been made by Buyer. If Seller exercise said option, every effort shall be made to place both parties in the same position as they would of been if not for the transaction.




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AGREEMENT FOR PURCHASE AND SALE OF STOCK                            Page 7 of 8

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      EXECUTED this 9th day of February, 2004.


      SELLER


      /s/ Terry L. Vink                     /s/ Kenneth M. Vink
      -----------------                     -------------------
      Terry L. Vink                         Kenneth M. Vink


      /s/ Paul Marshall                     /s/ Steve Black
      -----------------                     ---------------
      Paul Marshall                         Steve Black


      /s/ Joe Wilson                        /s/ Craig Vink
      --------------                        --------------
      Joe Wilson                            Craig Vink

      Purchaser

      Wireless Frontier Internet, Inc.


      /s/ Alex Gonzalez
      -----------------
      Alex Gonzalez


      Affiliated Party

      Office Products, Inc.

      /s/ Terry Vink
      --------------
      Terry Vink, President


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